                                                                     Exhibit 7



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 3 to the Registration Statement (Form S-6 No. 333-40745) pertaining to the Lincoln Life Flexible Premium Variable Life Account F, and to the use therein of our reports dated (a) February 2, 2001, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 1, 2001, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account F.

                                                       /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 9, 2001